Exhibit 99.1

For Further Information Contact

Eddie Northen, (404) 888-2242

SUSAN BELL ELECTED TO THE ROLLINS, INC. BOARD OF DIRECTORS

ATLANTA, GEORGIA, December 14, 2020: Rollins, Inc. (NYSE:ROL), a premier global consumer and commercial services company, announced the election of Susan Bell, to the Board of Directors, effective January 1, 2021. Bell will succeed Bill Dismuke, whose retirement was announced earlier this year.

Bell recently retired from Ernst and Young LLP (EY) after a 36-year career in public accounting, serving in a variety of leadership roles. She served clients as an audit and business advisory partner and led EY’s Southeast risk advisory practice, served as Atlanta Office Managing Partner for eight years, and led the power and utilities sector focus in EY’s financial accounting advisory services practice.

Bell is a Certified Public Accountant and qualifies as a “financial expert” for US Securities and Exchange Commission public companies. She has significant experience with audit committees and boards, having participated in public and private company audit committee and board meetings as external auditor, internal audit and enterprise risk advisor, engagement quality or senior relationship partner, and serves as a nonprofit board member. Her competencies include technical accounting (US GAAP and IFRS); controls and compliance; enterprise risk management and internal audit; M&A and capital markets transactions; financial systems implementations; sustainability reporting; and diversity, equity, and inclusion programs and practices.

Gary W. Rollins stated, “we are very pleased to welcome Susan to our Board. Her financial expertise and diverse experience will be invaluable to help shape Rollins’ future.”

Rollins, Inc. is a premier global consumer and commercial services company. Through its family of leading brands, Orkin, HomeTeam Pest Defense, Clark Pest Control, Orkin Canada, Western Pest Services, Northwest Exterminating, Critter Control, The Industrial Fumigant Company, Trutech, Orkin Australia, Waltham Services, OPC Services, PermaTreat, Rollins UK, Aardwolf Pestkare, and Crane Pest Control, the Company provides essential pest control services and protection against termite damage, rodents and insects to more than two million customers in North America, South America, Europe, Asia, Africa, and Australia from more than 700 locations. You can learn more about Rollins and its subsidiaries by visiting our web sites at www.orkin.com, www.pestdefense.com, www.clarkpest.com, www.orkincanada.ca, www.westernpest.com, www.callnorthwest.com, www.crittercontrol.com, www.indfumco.com, www.trutechinc.com, www.orkinau.com, www.walthamservices.com, www.opcpest.com, www.permatreat.com, www.safeguardpestcontrol.co.uk, www.aardwolfpestkare.com, www.cranepestcontrol.com and www.rollins.com. You can also find this and other news releases at www.rollins.com by accessing the news releases button.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the CEO’s belief that Susan Bell’s financial expertise and diverse experience will be invaluable to help shape the Company’s future. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties, including without limitation, the coronavirus (COVID-19) pandemic, the potential impact on global economic conditions and on capital and financial markets, changes in consumer behavior and demand, the potential unavailability of personnel or key facilities, modifications to the Company’s operations, and the potential implementation of regulatory actions; economic and competitive conditions which may adversely affect the Company’s business; the degree of success of the Company’s pest and termite process, and pest control selling and treatment methods; the Company’s ability to identify and integrate potential acquisitions; climate and weather trends; competitive factors and pricing practices; the Company’s ability to attract and retain skilled workers, and potential increases in labor costs; uncertainties of litigation; changes in various government laws and regulations, including environmental regulations; and the impact of the U. S. Government shutdown.  All of the foregoing risks and uncertainties are beyond the ability of the Company to control, and in many cases the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements.  A more detailed discussion of potential risks facing the Company can be found in the Company’s Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2019 and the Company’s Report on Form 10-Q filed with the Securities and Exchange Commission for the quarter ended September 30, 2020.

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